SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

HEALTH ASSURANCE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39702	85-2899745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 University Road Cambridge, Massachusetts 02138
(Address of principal executive offices, including zip code)

(617) 234-7000 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
SAILSM(Stakeholder Aligned Initial Listing) securities, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-fourth of one redeemable warrant	HAACU	The Nasdaq Stock Market LLC
Class A Common Stock included as part of the SAILSM securities	HAAC	The Nasdaq Stock Market LLC
Warrants included as part of the SAILSM securities, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	HAACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 16, 2022, the audit committee of the board of directors (the “Audit Committee”) of Health Assurance Acquisition Corp. (the “Company”), after discussion with the Company’s management, concluded that the previously issued interim financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as amended, should no longer be relied upon because of an error in the financial statements. Similarly, other communications describing the Company’s financial statements and other related financial information covering the same period should no longer be relied upon.

The error was identified by the Company during its annual review process and relates to the amount of legal costs included in the General and Administrative Expenses line item in the Company’s Unaudited Condensed Statement of Operations. As a result of the error, the amount of legal costs recorded as expenses in the third quarter actually represented the total amount of deferred legal costs (including those recorded in previous quarters), thereby resulting in an overstatement of the legal expenses, and therefore, the General and Administrative Expenses and deferred legal fees on the balance sheet, by approximately $2.8 million.

The Company intends to file a Form 10-Q/A restating the previously filed unaudited interim condensed financial statements for the quarter ended September 30, 2021 as soon as practicable. The following table reflects the financial statement line items impacted, together with the adjusted amounts, that will be included in the restated financial statements. For the avoidance of doubt, the following tables include only those line items impacted by the restatement:

Impact of Restatement

Unaudited Condensed Statement of Operations Data	As Previously Reported	Adjustment	As Restated
For the Three Months Ended September 30, 2021 (unaudited)
General and administrative expenses	$3,115,251	$(2,800,976)	$314,275
Loss from operations	$(3,445,662)	$2,800,976	$(644,686)
Income before income tax expense	$18,159,801	$2,800,976	$20,960,777
Net income	$18,168,803	$2,800,976	$20,969,779
Weighted average shares outstanding- Class A common stock	52,500,000	-	52,500,000
Basic and diluted earnings per share - Class A common stock	$0.33	$0.05	$0.38
Weighted average shares outstanding - Class B common stock	2,625,000	-	2,625,000
Basic and diluted earnings per share - Class B common stock	$0.33	$0.05	$0.38
For the Nine Months Ended September 30, 2021 (unaudited)
General and administrative expenses	$7,574,124	$(2,800,976)	$4,773,148
Loss from operations	$(8,536,315)	$2,800,976	$(5,735,339)
Income before income tax expense	$40,503,750	$2,800,976	$43,304,726
Net income	$40,488,831	$2,800,976	$43,289,807
Weighted average shares outstanding - Class A common stock	52,500,000	-	52,500,000
Basic and diluted earnings per share - Class A common stock	$0.73	$0.06	$0.79
Weighted average shares outstanding - Class B common stock	2,625,000	-	2,625,000
Basic and diluted earnings per share - Class B common stock	$0.73	$0.06	$0.79

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the Company’s initial public offering.

The Company’s management has concluded that in light of the errors described above, a material weakness existed in the Company’s internal control over financial reporting for the quarter ended September 30, 2021 and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Form 10-Q/A.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, P.C., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022	HEALTH ASSURANCE ACQUISITION CORP.

	By:	/s/ Hemant Taneja
	Name:	Hemant Taneja
	Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

2